Exhibit 24.1

LIMITED POWER OF ATTORNEY

FOR SECURITIES FILINGS

The undersigned hereby constitutes and appoints each of Matthew R. Bair and Mate Zgombic of Egan Nelson LLP, or any of them acting singly, as the undersigned’s true and lawful attorney-in-fact and agent to:

1.            prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”), a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases (including updates) enabling the undersigned to make electronic filings with the SEC; and

2.            prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the SEC, federal and state securities filings, including without limitation Schedules 13D and 13G and Forms 3, 4 and 5 in accordance with Sections 13(d) and Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “1934 Act”).

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact’s substitute or substitutes, have lawfully done or cause to be done or shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with federal and state securities laws, including without limitation Section 13 and Section 16 of the 1934 Act.

This Limited Power of Attorney shall remain in full force and effect until terminated or revoked by the undersigned.

The undersigned has caused this Limited Power of Attorney to be executed as of August 30, 2020.

/s/ John Paul DeJoria
JOHN PAUL DEJORIA, individually and as trustee
of John Paul DeJoria Family Trust